Exhibit 99.1

Contents

M2 P2, LLC Financial Statements

Independent Auditor’s Report	1
Consolidated Balance Sheets	2 - 3
Consolidated Statements of Income
Years Ended December 31, 2009, 2008 and 2007	4
Consolidated Statements of Income
Six Months Ended June 30, 2010 and June 30, 2009 (Unaudited)	5
Consolidated Statements of Members’ Equity
Years Ended December 31, 2009, 2008 and 2007	6
Consolidated Statements of Cash Flows
Years Ended December 31, 2009, 2008 and 2007	7 - 8
Consolidated Statements of Cash Flows
Six Months Ended June 30, 2010 and June 30, 2009 (Unaudited)	9
Notes to Consolidated Financial Statements	10 - 16

Independent Auditor’s Report

To the Board of Managers
M2 P2, LLC
Ames, Iowa

We have audited the accompanying consolidated balance sheets of M2 P2, LLC and subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of income, members’ equity and cash flows for each of the three years in the period ended December 31, 2009.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of M2 P2, LLC and subsidiaries as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

McGladrey & Pullen, LLP

Des Moines, Iowa
March 24, 2010

M2 P2, LLC and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
ASSETS (Note 2)

CURRENT ASSETS
Cash	$445	$-	$21,650
Accounts receivable:
Trade (Note 4)	2,187,032	12,387,736	16,506,398
Broker	19,401	139,076	2,902,427
Notes receivable, current portion	-	-	50,420
Inventories:
Swine	54,077,114	52,748,281	47,571,251
Feed and grain	1,466,925	2,099,995	2,520,655
Prepaid expenses	1,677,196	2,046,405	1,734,883

Total current assets	59,428,113	69,421,493	71,307,684

PROPERTY AND EQUIPMENT
Land and improvements	752,500	1,348,953	1,358,953
Buildings and improvements	21,048,047	20,419,234	20,432,521
Machinery and equipment	11,491,444	11,074,984	10,355,335
Office equipment	159,617	483,304	925,682
Breeding stock	4,643,645	5,833,133	6,697,195
Construction in progress	99,671	53,000	152,076
	38,194,924	39,212,608	39,921,762
Less accumulated depreciation	12,669,219	11,997,006	10,542,620
	25,525,705	27,215,602	29,379,142

OTHER ASSETS	89,610	3,000	473,536

	$85,043,428	$96,640,095	$101,160,362

See Notes to Consolidated Financial Statements.

	June 30,	December 31,	December 31,
	2010	2009	2008
	(Unaudited)
LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Checks in excess of bank balance	$2,623,600	$3,442,404	$3,787,751
Current portion of long-term debt (Note 2)	1,400,000	49,968,000	1,571,644
Accounts payable	5,373,764	2,811,947	1,920,607
Accrued expenses	2,765,846	2,600,250	2,381,617
Derivative liability	34,800	65,588	1,471,958

Total current liabilities	12,198,010	58,888,189	11,133,577

LONG-TERM DEBT, less current portion (Note 2)	49,879,558	16,788,220	72,613,152

COMMITMENTS (Notes 3 and 8)

MEMBERS’ EQUITY (Notes 2 and 6)	22,965,860	20,963,686	17,413,633

	$85,043,428	$96,640,095	$101,160,362

M2 P2, LLC and Subsidiaries

Consolidated Statements of Income
Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007

Revenue:
Net sales (Note 4)	$184,942,046	$192,379,256	$163,121,405
Management fees and other revenue (Note 6)	499,770	363,111	2,834,045
	185,441,816	192,742,367	165,955,450

Cost of sales	173,742,572	190,969,835	145,200,041

Gross profit	11,699,244	1,772,532	20,755,409

Other operating, general and administrative expenses	4,723,734	7,316,081	8,527,532

(Loss) on disposal of assets (Note 7)	-	(3,510,000)	-

Income (loss) from operations	6,975,510	(9,053,549)	12,227,877

Other (expense):
Interest expense	(3,005,458)	(3,625,537)	(3,823,724)
	(3,005,458)	(3,625,537)	(3,823,724)

Net income (loss)	$3,970,052	$(12,679,086)	$8,404,153

Proforma:
Net income (loss)	$3,970,052	$(12,679,086)	$8,404,153

Proforma income tax benefit (expense)	(1,588,000)	5,072,000	(3,362,000)

Proforma net income (loss)	$2,382,052	$(7,607,086)	$5,042,153

See Notes to Consolidated Financial Statements.

M2 P2, LLC and Subsidiaries

Consolidated Statements of Income
Six Months Ended June 30, 2010 and June 30, 2009
(Unaudited)

	June 30,	June 30,
	2010	2009

Net sales (Note 4)	$85,245,065	$80,498,594

Cost of sales	80,397,180	75,235,777

Gross profit	4,847,885	5,262,817

Other operating, general and administrative expenses	1,105,696	1,719,574

Income from operations	3,742,189	3,543,243

Other (expense), interest (expense)	(1,255,217)	(1,582,429)

Net income	$2,486,972	$1,960,814

Proforma:
Net income	$2,486,972	$1,960,814

Proforma income tax (expense)	(995,000)	(784,000)

Proforma net income	$1,491,972	$1,176,814

See Notes to Consolidated Financial Statements.

M2 P2, LLC and Subsidiaries

Consolidated Statements of Members’ Equity
Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007

Balance, beginning	$17,413,633	$31,080,907	$23,771,697
Distributions to members	(419,999)	(988,188)	(1,094,943)
Net income (loss)	3,970,052	(12,679,086)	8,404,153
Balance, ending	$20,963,686	$17,413,633	$31,080,907

See Notes to Consolidated Financial Statements.

M2 P2, LLC and Subsidiaries

Consolidated Statements of Cash Flows
Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$3,970,052	$(12,679,086)	$8,404,153
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	2,484,743	2,406,565	2,185,728
Amortization	318,304	336,017	338,734
Bad debt expense	197,852	-	-
Loss on disposal of property and equipment, including accrued expenses of $216,000 in 2008	97,019	3,510,000	525,158
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable	4,118,662	(7,196,227)	(6,589,704)
Change in broker receivable/payable	2,763,351	(6,299,924)	8,733,206
(Increase) decrease in inventories	(4,756,370)	839,512	(6,048,102)
(Increase) in prepaid expenses	(311,522)	(276,263)	(88,583)
Decrease in other assets	4,800	8,108	65,143
Increase (decrease) in accounts payable and accrued expenses	689,974	(4,068,680)	(1,285,963)
Change in derivative balance	(1,406,370)	6,015,503	(6,592,353)
(Decrease) in customer deposits	-	-	(1,427,867)
Net cash provided by (used in) operating activities	8,170,495	(17,404,475)	(1,780,450)

CASH FLOWS FROM INVESTING ACTIVITIES
Decrease in notes receivable, net	-	23,334	123,361
Decrease (increase) in breeding stock, net	864,062	(425,677)	1,074,051
Proceeds from sale of property and equipment	75,059	236,922	48,090
Purchases of property and equipment	(1,357,343)	(4,788,666)	(8,295,882)
Net cash (used in) investing activities	(418,222)	(4,954,087)	(7,050,380)

CASH FLOWS FROM FINANCING ACTIVITIES
Increase (decrease) in checks in excess of bank balance	(345,347)	3,787,751	6,699,287
Net increase (decrease) in revolving loan	(5,835,579)	16,042,722	4,216,018
Proceeds from long-term debt	-	9,000,000	-
Principal payments of long-term debt	(1,592,997)	(5,480,073)	(1,000,000)
Distributions to members	-	(988,188)	(1,094,943)
Net cash provided by (used in) financing activities	(7,773,923)	22,362,212	8,820,362

Net increase (decrease) in cash	(21,650)	3,650	(10,468)

CASH
Beginning of year	21,650	18,000	28,468
End of year	$-	$21,650	$18,000

(Continued)

M2 P2, LLC and Subsidiaries

Consolidated Statements of Cash Flows (Continued)
Years Ended December 31, 2009, 2008 and 2007

	2009	2008	2007

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION, interest paid in cash, net of interest capitalized of 2009 none; 2008 $232,925; 2007 none	$3,090,331	$3,675,599	$3,807,185

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES, accrued distributions	$419,999	$-	$-

See Notes to Consolidated Financial Statements.

M2 P2, LLC and Subsidiaries

Consolidated Statements of Cash Flows
Six Months Ended June 30, 2010 and June 30, 2009
(Unaudited)

	June 30,	June 30,
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,486,972	$1,960,814
Adjustments to reconcile net income to net cash (used in) operating activities:
Depreciation	1,107,356	1,172,269
Amortization	-	135,165
Loss on disposition of property and equipment	45,568	108,821
Changes in working capital components:
Trade accounts receivable	10,200,704	9,115,831
Broker receivable/payable	119,676	2,883,842
Inventories	(621,443)	(1,510,799)
Prepaid expenses	321,909	570,740
Other assets	(398)	20,286
Accounts payable and accrued expenses	3,843,055	43,068
Derivative balance	(30,788)	(1,634,246)
Net cash provided by operating activities	17,472,611	12,865,791

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of property and equipment	-	50,549
Purchases of property and equipment	(691,427)	(637,062)
Net cash (used in) investing activities	(691,427)	(586,513)

CASH FLOWS FROM FINANCING ACTIVITIES
(Decrease) in checks in excess of bank balance	(484,798)	-
Net (decrease) in revolving loan	(14,651,308)	(10,238,768)
Payments of long-term debt	(825,354)	(1,188,814)
Distributions to members	(819,279)	(852,055)
Net cash (used in) financing activities	(16,780,739)	(12,279,637)

Net increase (decrease) in cash	445	(359)

CASH
Beginning	-	21,650
Ending	$445	$21,291

See Notes to Consolidated Financial Statements.

M2 P2, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 1.	Nature of Business and Significant Accounting Policies

Nature of business and business concentrations:  M2 P2, LLC and subsidiaries (collectively, the Company) are engaged in the business of pork production and related activities.  The Company has operations in Iowa, Colorado, Oklahoma and North Carolina. Revenue is primarily derived from the sale of live hogs to pork processor customers located in the Midwest.  The Company is directly influenced by commodity markets and the agricultural and pork industries and, accordingly, its results of operations and financial condition may be significantly affected by cyclical trends and general economic conditions in those industries.

A summary of the Company’s significant accounting policies follows:

Principles of consolidation:  The consolidated financial statements include the accounts of M2 P2, LLC and its wholly owned subsidiaries including:  1) M2 P2 General Operations, LLC and its wholly owned subsidiaries, New Colony Farms LLC, Heritage Farms LLC, Genetics Operating LLC and Pork Technologies LLC, 2) M2 P2 Facilities, LLC, 3) TS Finishing, LLC, 4) NY Finishing, LLC, 5) MGM, LLC and 6) M2 P2 AFJV, LLC.  All significant intercompany account balances and transactions have been eliminated in consolidation.

Accounting estimates and assumptions:  The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Interim financial information: The accompanying unaudited interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) for interim reporting requirements.  Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Receivables:  Trade receivables are carried at original invoice amount less an estimate made for doubtful receivables, if any.  The Company may perform initial and periodic credit evaluations of its customers, generally does not require collateral, and maintains allowances for potential credit losses if deemed necessary.  The establishment of trade receivable allowances and related bad debt expense is based on historical experience and estimated exposure on specific accounts, if any.  Receivables are written off when deemed uncollectible.  Recoveries of receivables previously written off are recorded when received.

Inventories:  Swine inventories are stated at the lower of average cost or market.  Feed and grain inventories are stated at the lower of cost (first-in, first-out method) or market.

M2 P2, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Property and equipment:  Property and equipment is stated at cost.  Depreciation is computed primarily by the straight-line method over the estimated useful lives of the respective assets.  The estimated useful lives of the assets are as follows:

Years

Land improvements	10 - 20
Buildings and improvements	6 - 40
Machinery and equipment and office equipment	3 - 10
Breeding stock	2

Income taxes:  The Company is taxed as a partnership and, accordingly, in lieu of corporate income taxes, the Company’s items of taxable income, deductions, losses and credits are includable in the tax returns of its members.  Therefore, the historical financial statements do not include any provision for corporate income taxes.

The Financial Accounting Standards Board issued new guidance on accounting for uncertainty in income taxes, formerly known as FIN 48.  The Company adopted this new guidance for the year ended December 31, 2009.  There was no cumulative effect of the adoption on retained earnings.  Management has evaluated the Company’s material tax positions and determined there were no uncertain tax positions that require adjustment to the financial statements.  Generally, the Company remains subject to income tax examinations by U.S. federal or state tax authorities for tax years 2006 and thereafter.

Pursuant to SEC rules and regulations, pro forma income tax expense or benefit has been reflected on the consolidated statements of income to reflect as if the Company incurred income taxes at the corporate level.

Derivative instruments:  Under accounting requirements, all derivative instruments are recognized on the balance sheet at fair value.  The accounting for changes in the fair value (gains or losses) depends on the nature of the derivative and hedging relationship.

The Company periodically utilizes derivative instruments in its risk management and commodity hedging activities.  Derivative instruments primarily include futures contracts which may be utilized to hedge price risk related to a portion of the Company’s swine sales or grain purchases.  Although the derivatives are considered an economic hedge, they do not qualify for the defined hedge accounting and, accordingly, changes in fair value of the derivatives are recognized in net income.  Gains or losses related to swine and grain derivatives are classified in net sales and cost of sales, respectively, on the accompanying consolidated statements of income.

The Company’s open commodity futures positions at year-end have been recorded at fair value (marked to market), resulting in a derivative liability of $65,588 and $1,471,958 at December 31, 2009 and 2008, respectively. Unrealized derivative gains (losses) included in net income during the years ended December 31, 2009, 2008 and 2007 totaled $(65,588), $(1,471,958) and $4,543,545, respectively.  Realized derivative gains included in net income were $5,043,000, $1,783,000 and $1,178,000 for 2009, 2008 and 2007, respectively.

M2 P2, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Fair value measurement:  The Company’s derivative instruments, which consist of exchange traded commodity futures contracts, are reported at fair value using Level 1 inputs as defined in the fair value valuation hierarchy.  The fair value measurements of futures contracts are determined by quoted market prices from the CBOT and CME.

Fair value of financial instruments:  Financial instruments includes accounts and notes receivable, accounts payable, long-term debt and derivative instruments.  Management believes the fair value of each of these financial instruments approximates their carrying value in the balance sheet as of the balance sheet date.  The fair value of current financial instruments is estimated to approximate carrying value due to the short-term nature of these instruments.  The fair value of long-term debt is estimated based on anticipated interest rates which management believes would currently be available to the Company for similar issues of debt, taking into account the current credit risk of the Company and other market factors.

Revenue recognition:  The Company recognizes revenue from swine and other sales when the product is delivered and accepted by the customer.  Management fee revenue is recognized when earned based on the terms of the various agreements.

Shipping costs: The Company classifies shipping costs as a component of cost of sales in the consolidated statements of income.

Subsequent events:  Management has evaluated potential subsequent events for the 2009 financial statements through March 24, 2010, which is the date the financial statements were available to be issued.

M2 P2, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 2.	Long-Term Debt and Pledged Assets

Long-term debt consisted of the following at December 31, 2009 and 2008:

	2009	2008

$65 million senior revolving loan facility, expires on June 1, 2010; $30 million bears interest at 5.15% and remaining amount borrowed bears interest at the 3-month LIBOR plus 1.75% (2% at December 31, 2009). Borrowings are limited to the lesser of $65 million or a defined borrowing base (approximately $59 million at December 31, 2009) based primarily on inventory and receivables. (A) (B)	$48,363,272	$54,198,851

Senior term loan, due in quarterly installments of $250,000 plus interest at 5.91%. The remaining balance is due April 1, 2013. (A)	6,750,000	7,750,000

Note payable, bearing interest at the prime rate plus 2% (5.25% at December 31, 2009) and payable on November 25, 2018. The note is secured by the Company’s 100% interest in Heritage Farms LLC and is subordinated to certain senior debt.	3,500,000	3,500,000

Senior term loan, $7.1 million bears interest at 6.07% and the remaining balance bears interest at the 3-month LIBOR plus 1.75% (2% at December 31, 2009); payments are due in monthly installments of $87,895. The remaining balance is due March 1, 2020. (A)	8,142,948	8,735,945
	66,756,220	74,184,796
Less current maturities	49,968,000	1,571,644
	$16,788,220	$72,613,152

(A)
These borrowings are collateralized by substantially all assets of the Company and have various restrictive covenants, including, but not limited to, certain restrictions on distributions, maintenance of a minimum net worth and other financial covenant requirements.

(B)	Effective May 17, 2010, the Company entered into an amendment to the senior revolving loan which extended the maturity date to June 1, 2012.

M2 P2, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Aggregate future maturities of long-term debt at December 31, 2009 are as follows:

Year ending December 31:
2010	$49,968,000
2011	1,639,764
2012	1,676,871
2013	4,466,172
2014	757,801
Thereafter	8,247,612
$66,756,220

Note 3.	Leases and Commitments

The Company leases real estate, a sow facility and equipment under noncancelable operating lease agreements which expire from March 2011 to December 2015 and require varying monthly payments.  The Company has also entered into noncancelable service agreements for contract farrowing, growing, and nursery facilities and services with expiration dates from February 2010 to December 2019.

The related expense for the years ended December 31, 2009, 2008 and 2007 under operating leases and service agreements totaled approximately $20,884,000, $18,641,000 and $20,835,000, respectively.

The aggregate future minimum commitments at December 31, 2009 under the lease and service agreements are as follows:

Year ending December 31:
2010	$19,775,000
2011	18,671,000
2012	14,875,000
2013	11,826,000
2014	10,017,000
Thereafter	24,134,000
$99,298,000

The Company utilizes certain forward purchase contracts to establish supplies of future grain purchasing requirements and to minimize the risk of market fluctuations.  Forward purchase contracts are classified and documented as normal purchases, and therefore are exempt from derivative accounting and are not marked to market. Purchase commitments for contracts in place at December 31, 2009 totaled approximately $2,981,000.

M2 P2, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 4.	Major Customers

The Company has one major customer in 2009 that makes up approximately 91% of the Company’s 2009 net sales.  The Company had two major customers in 2008 that made up approximately 76% and 14% of the Company’s 2008 net sales.  The Company had two major customers that made up approximately 70% and 17% of the Company’s 2007 net sales.  At December 31, 2009, trade accounts receivable due from these major customers totaled approximately $11,393,000 ($15,778,000 and $93,000, respectively, at December 31, 2008).

Major customers accounted for 95% and 93% of net sales for the six months ended June 30, 2010 and 2009, respectively, and $1,470,000 of trade accounts receivable at June 30, 2010.  The Company also has accounts payable with the major customer totaling $4.2 million at June 30, 2010.

The Company has entered into various long-term hog procurement agreements with one of the major customers.  The initial term of the agreements expire on defined dates ranging to 2012 and 2018, and are automatically extended thereafter unless either party provides the required notice of nonrenewal.  Pricing of the hogs sold by the Company, termination provisions, and related matters are subject to the specific terms and conditions of the agreements.

Note 5.	Employee Benefit Plan

The Company has a 401(k) benefit plan for all employees who meet defined minimum service requirements.  The Company provides matching contributions of 100% of the first 3% and 50% of the next 2% of employee deferrals.  During the years ended December 31, 2009, 2008 and 2007, employer contribution expense totaled approximately $159,000, $205,000 and $137,000, respectively.

Note 6.	Members’ Equity and Related Party Transactions

The Company is organized as a Delaware limited liability company.  Members’ liability is limited as specified in the Company’s operating agreement and pursuant to the Delaware Limited Liability Company Act.  At December 31, 2009 and 2008, the Company had authorized and outstanding 6,916 Class A member units and 495 Class B member units.  Class A and Class B units have full voting rights.  The Company has also authorized 2,000 Class C units, of which none have been issued.  Class C units are nonvoting, can be issued generally only to employees, and have certain restrictions on transfers.

The Company has certain transactions with related party entities in the ordinary course of business.  The consolidated balance sheets and consolidated statements of income include the following approximate amounts with related parties:

	2009	2008	2007

Trade receivables	$164,000	$63,000	$1,636,000
Management fee and other revenue	792,000	160,000	1,800,000
Transportation expense (aircraft usage)	88,000	125,000	127,000
Inventory purchases, weaned pigs	-	-	1,009,000

M2 P2, LLC and Subsidiaries

Notes to Consolidated Financial Statements

Note 7.	Loss on Disposal of Assets

During 2008, the Company completed the development of a new production facility in North Carolina and transferred production operations to the new facility from its previous facility.  This resulted in the abandonment of certain building and improvement assets from the former facility.  The remaining net book value of the former facility was written down to estimated net realizable value, resulting in a loss on disposal of $3,510,000 during 2008.

Note 8.	Major Supplier and Commitment

Through its subsidiary, TS Finishing, LLC (TSF), the Company has entered into certain agreements with a supplier.  Under the terms of the agreements, TSF has agreed that its sole purpose shall be to engage in the business of purchasing and raising the weaned pigs produced by the supplier.  TSF’s purchase commitment is dependent on actual production, and actual purchases were approximately $18.7 million, $18.3 million and $17.6 million in 2009, 2008 and 2007, respectively.  Purchases for the six months ended June 30, 2010 and 2009 were $11.5 million and $9.6 million, respectively.

Note 9.	Subsequent Events (Unaudited)

For the June 30, 2010 financial statements, management evaluated potential subsequent events through November 29, 2010 which is the date the financial statements were issued.

On September 13, 2010, AgFeed Industries, Inc. acquired all of the outstanding equity interests of the Company for an aggregate purchase price of approximately $24.9 million.